Exhibit 99.1

KIRKLAND’S REPORTS SECOND QUARTER 2020 RESULTS

Comparable sales increase of 10.2%, including e-commerce growth of 77.1%, while gross profit margin improves 640 basis points to 28.6% of net sales on the strength of continued execution of merchandising strategy, omni-channel growth and infrastructure improvements

Second Quarter 2020 Financial Highlights:

•	Net sales increased 4.0% to $124.7 million in the quarter, with 44 fewer stores; comparable sales increased 10.2%, including e-commerce growth of 77.1%
•	Gross profit improved to 28.6% of net sales compared with 22.2% of net sales in the prior year quarter, or an increase of $9.1 million
•	Operating expenses (excluding impairment) were reduced to 28.4% of net sales compared with 38.0% in the prior year quarter, or a reduction of $10.2 million
•	Asset impairment from closing underperforming stores and the effect of discrete items on the tax rate impacted earnings by $9.1 million, or approximately $0.62 per diluted share
•	Loss per diluted share narrowed to $0.66 compared with $1.21 in the prior-year quarter
•	Adjusted income per diluted share increased to $0.02 compared with an adjusted loss per diluted share of $0.99 in the prior-year quarter
•	Adjusted EBITDA improved to $6.8 million compared with an adjusted loss of $10.7 million in the prior-year quarter, or an improvement of $17.4 million
•	Cash balance of $27.6 million with no outstanding debt; total liquidity of $78.9 million
•	Store count at quarter end was 387 stores, with 18 additional stores closed in the quarter

NASHVILLE, Tenn. (September 3, 2020) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13 and 26-week periods ended August 1, 2020.

“Positive trends and our dramatically improved business model enabled us to reach second quarter profitability on an adjusted basis for the first time in a decade. The hard work we have put in over the last several quarters continues to pay off with our elevated merchandise assortment and increased brand awareness driving the positive sales and margin trends through the quarter. With the accelerated infrastructure improvements, continued margin expansion and a commitment to maintaining a much leaner cost structure, we are experiencing tremendous leverage in the business. Reaching profitability on an adjusted basis during this period and driving the margin improvement and comparable sales to the extent we have is a significant and well-earned accomplishment,” noted Woody Woodward, Chief Executive Officer.

“Our business is experiencing tailwinds from the favorable dynamics within the home segment and fewer store-based competitors than a year ago, but we are also seeing momentum created by our own merchandising, brand, omni-channel, infrastructure and cost reduction initiatives.  We are far from finished on our journey to build Kirkland’s into a stronger brand with a clear design point of view at an attainable price point, and we are focused on continuing to make the right decisions for the long-term benefit of Kirkland’s and our shareholders.”

Strategic Priorities and Financial Goals

Kirkland’s key strategic initiatives include:

•	Accelerating product development to reinforce quality and relevancy and building upon the tabletop and select furniture assortments we added in 2019;
•	Improving omni-channel via website enhancements, more focused marketing spend, an expanded online assortment, and an in-store experience that is aligned with our omni-channel capabilities;
•	Improving the customer experience with a re-launch of our loyalty program, extended credit options and broadened delivery options; and
•	Utilizing our leaner infrastructure to be more nimble in our response to changes in consumer preference and buying behaviors.

Kirkland’s financial goals for the next two to three years include:

•

Improving comparable sales performance, driven by e-commerce growth, merchandising, brick-and-mortar store productivity and closure of underperforming stores. The COVID-19 pandemic has changed the way the customer shops, and within the quarter, e-commerce sales, as a percent of our total sales, almost doubled from a year ago.  We expect e-commerce to continue to grow as a percent of our total business, but also intend to focus on improving the contribution of our remaining store base as they are an integral part of our omni-channel strategy.

•

Stabilizing gross margin by continuing with our current discipline of limited promotional offers, expanding direct sourcing, improving supply chain efficiency and reducing occupancy costs. With two new e-commerce distribution hubs operating by the third quarter to replace our existing e-commerce distribution center and direct sourcing expected to increase from approximately 20% of purchases in 2020 to 40% to 50% over the next two to three years, we have a goal to improve our gross profit margin to a low to mid-30% range.

•

Improving profitability by leveraging the leaner infrastructure with comparable sales growth. We believe our ideal store count should be in the range of 300 to 350 stores. With nearly one-third of our store leases up for renewal within the next 12 months, we believe there will be additional opportunities for more favorable rent terms. With approximately $45 million in annualized operating expenses eliminated from the business, we have a goal of reaching EBITDA as a percent of annual total sales in the high-single-digit range and a goal of reaching operating income as a percent of annual total sales in the mid-single-digit range within two to three years.

•

Maintaining adequate liquidity and generating free cash flow while continuing to invest in key strategic initiatives of the business. Our goal is to continue to build cash throughout fiscal 2020 and end the year with no debt. Within our two to three-year timeframe, we also expect to generate increasing free cash flow.

The key strategic initiatives and financial goals are based on current information as of September 3, 2020, and are dependent on, among other things, consumer preferences, economic conditions and our own successful execution of these initiatives. The information on which these initiatives and financial goals is based is subject to change, and investors are cautioned that the Company may update the initiatives and goals, or any portion thereof, at any time for any reason.

Investor Conference Call and Web Simulcast

Kirkland’s will hold its earnings call for the second quarter later today at 9:00 a.m. ET. Participating on the call will be Steve Woodward, Chief Executive Officer and Nicole Strain, Chief Financial Officer. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Thursday, September 10, 2020 by dialing (412) 317-0088 and entering the confirmation number 10147185.

A live webcast of Kirkland’s quarterly conference call will be available online on the Company’s Investor Relations Page on September 3, 2020, beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor in the United States, currently operating 384 stores in 35 states as well as an e-commerce enabled website, www.kirklands.com. The Company’s stores present a curated selection of distinctive merchandise, including holiday décor, furniture, wall décor, art, textiles, mirrors, fragrances, lamps and other home decorating items. The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods. The Company provides its customers an engaging shopping experience characterized by casual, comfortable merchandise with a southern feel and a modern flair at a discernible value. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience has led the Company to develop a loyal customer base. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its long-term objective and the success of its plans in response to the novel coronavirus (“COVID-19”), the spread of COVID-19 and its impact on the Company’s revenues and supply chain, risks associated with COVID-19 and the governments responses to it, the impact of store closures in 2020, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 10, 2020 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	August 1,	August 3,
	2020	2019
Net sales	$124,722	$119,885
Cost of sales	89,002	93,312
Gross profit	35,720	26,573
Operating expenses:
Compensation and benefits	20,236	27,162
Other operating expenses	13,594	16,656
Depreciation (exclusive of depreciation included in cost of sales)	1,569	1,736
Asset impairment	5,666	1,981
Total operating expenses	41,065	47,535
Operating loss	(5,345)	(20,962)
Other expense (income), net	103	(158)
Loss before income taxes	(5,448)	(20,804)
Income tax expense (benefit)	3,915	(3,684)
Net loss	$(9,363)	$(17,120)
Loss per share:
Basic	$(0.66)	$(1.21)
Diluted	$(0.66)	$(1.21)
Weighted average shares outstanding:
Basic	14,123	14,110
Diluted	14,123	14,110

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	26-Week Period Ended
	August 1,	August 3,
	2020	2019
Net sales	$201,969	$249,533
Cost of sales	156,013	186,741
Gross profit	45,956	62,792
Operating expenses:
Compensation and benefits	38,814	54,218
Other operating expenses	28,161	34,790
Depreciation (exclusive of depreciation included in cost of sales)	3,070	3,575
Asset impairment	8,850	3,859
Total operating expenses	78,895	96,442
Operating loss	(32,939)	(33,650)
Other expense (income), net	203	(416)
Loss before income taxes	(33,142)	(33,234)
Income tax benefit	(16,341)	(7,193)
Net loss	$(16,801)	$(26,041)
Loss per share:
Basic	$(1.20)	$(1.83)
Diluted	$(1.20)	$(1.83)
Weighted average shares outstanding:
Basic	14,057	14,241
Diluted	14,057	14,241

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	August 1,	February 1,	August 3,
	2020	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$27,565	$30,132	$14,650
Inventories, net	77,078	94,674	108,233
Income taxes receivable	6,162	243	465
Prepaid expenses and other current assets	8,467	6,462	8,197
Total current assets	119,272	131,511	131,545
Property and equipment, net	72,676	82,863	102,566
Operating lease right-of-use assets	165,393	200,067	219,648
Deferred income taxes	—	1,525	9,010
Other assets	5,925	6,476	6,229
Total assets	$363,266	$422,442	$468,998
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,890	$59,513	$60,537
Accrued expenses	29,056	28,773	24,646
Operating lease liabilities	49,034	53,154	53,561
Total current liabilities	114,980	141,440	138,744
Operating lease liabilities	180,180	195,736	218,700
Other liabilities	7,294	8,311	9,148
Total liabilities	302,454	345,487	366,592
Net shareholders’ equity	60,812	76,955	102,406
Total liabilities and shareholders’ equity	$363,266	$422,442	$468,998

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	26 Weeks Ended
	August 1,	August 3,
	2020	2019
Cash flows from operating activities:
Net loss	$(16,801)	$(26,041)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	11,986	14,295
Amortization of debt issue costs	48	27
Asset impairment	8,850	3,859
Cumulative effect of change in accounting principle	—	(331)
(Gain) loss on disposal of property and equipment	(28)	139
Stock-based compensation expense	636	1,291
Deferred income taxes	1,525	(7,307)
Changes in assets and liabilities:
Inventories, net	17,596	(23,799)
Prepaid expenses and other current assets	(2,005)	2,116
Accounts payable	(21,608)	19,438
Accounts payable to related party vendor	—	(8,166)
Accrued expenses	315	(2,428)
Income taxes receivable	(5,951)	(959)
Operating lease assets and liabilities	8,683	(4,295)
Other assets and liabilities	(414)	635
Net cash provided by (used in) operating activities	2,832	(31,526)

Cash flows from investing activities:
Proceeds from sale of property and equipment	154	—
Capital expenditures	(5,560)	(8,457)
Net cash used in investing activities	(5,406)	(8,457)

Cash flows from financing activities:
Borrowings on revolving line of credit	40,000	—
Repayments on revolving line of credit	(40,000)	—
Refinancing costs	(15)	—
Cash used in net share settlement of restricted stock	(13)	(44)
Employee stock purchases	35	145
Repurchase and retirement of common stock	—	(3,414)
Net cash provided by (used in) financing activities	7	(3,313)

Cash and cash equivalents:
Net decrease	(2,567)	(43,296)
Beginning of the period	30,132	57,946
End of the period	$27,565	$14,650

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$838	$2,367
Operating lease assets and liabilities recognized upon adoption of ASC 842	—	295,240

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted income (loss) and adjusted diluted income (loss) per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP measures, in evaluating our operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization and adjusted EBITDA as EBITDA with non-GAAP adjustments. The Company defines adjusted net income (loss) and adjusted diluted income (loss) per share by adjusting the applicable GAAP measure for non-GAAP adjustments.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating loss to EBITDA and adjusted EBITDA for the 13 weeks and 26 weeks ended August 1, 2020 and August 3, 2019 and a reconciliation of net loss and diluted loss per share to adjusted net income (loss) and adjusted diluted income (loss) per share for the 13 weeks and 26 weeks ended August 1, 2020 and August 3, 2019:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended		26-Week Period Ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Operating loss	$(5,345)	$(20,962)	$(32,939)	$(33,650)
Depreciation and amortization	5,933	7,051	11,986	14,295
EBITDA	588	(13,911)	(20,953)	(19,355)
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	95	—	58	—
Asset impairment(2)	5,666	1,981	8,850	3,859
Stock-based compensation expense(3)	329	731	636	1,291
Severance charges(4)	85	410	880	787
Other costs included in operating expenses(5)	—	119	134	119
Total adjustments in operating expenses	6,080	3,241	10,500	6,056
Total non-GAAP adjustments	6,175	3,241	10,558	6,056
Adjusted EBITDA	$6,763	$(10,670)	$(10,395)	$(13,299)

Net loss	$(9,363)	$(17,120)	$(16,801)	$(26,041)
Non-GAAP adjustments, net of tax:
Closed store and lease termination costs in cost of sales(1)	73	—	45	—
Asset impairment(2)	4,378	1,628	6,805	2,978
Stock-based compensation expense, including tax impact(3)	391	1,040	886	1,443
Severance charges(4)	71	336	677	607
Other costs included in operating expenses(5)	—	91	103	91
Total adjustments in operating expenses	4,840	3,095	8,471	5,119
Tax valuation allowance(6)	3,274	—	5,470	—
CARES Act - net operating loss carry back(7)	1,490	—	(14,596)	—
Total non-GAAP adjustments, net of tax	9,677	3,095	(610)	5,119
Adjusted net income (loss)	$314	$(14,025)	$(17,411)	$(20,922)

Diluted loss per share	$(0.66)	$(1.21)	$(1.20)	$(1.83)
Adjusted diluted income (loss) per share	$0.02	$(0.99)	$(1.24)	$(1.47)

Diluted weighted average shares outstanding	14,123	14,110	14,057	14,241
Adjusted diluted weighted average shares outstanding	14,741	14,110	14,057	14,241

(1)

Costs associated with closed stores and lease termination costs, including amounts paid to third-parties for rent reduction negotiations, lease termination fees paid to landlords for store closings and gain on lease terminations.

(2)	Impairment charges include both right-of-use asset and property and equipment impairment charges.
(3)	Stock-based compensation expense includes amounts expensed related to equity incentive plans.
(4)	Severance charges include expenses related to severance agreements. This also includes permanent store closure compensation costs.
(5)	Other costs include corporate lease negotiation fees associated with rent reduction in fiscal 2020 and write-offs of excess and obsolete supplies in fiscal 2019.
(6)

The tax valuation allowance is the change in the Company’s valuation allowance against deferred tax assets. The Company did not have a valuation allowance against deferred tax assets in the prior year periods.

(7)

The Company recorded an income tax expense (benefit) related to the carry back of fiscal 2019 and estimated fiscal 2020 federal net operating losses to prior periods included in the CARES Act in fiscal 2020.